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                                                                   EXHIBIT 10.12
                               WILSHIRE COLONNADE

                                  OFFICE LEASE


        This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between COLONNADE WILSHIRE CORP., a California corporation ("Landlord"), and AAMES FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

                                    ARTICLE 1

                      REAL PROPERTY, BUILDING AND PREMISES

        1.1 Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.2 of the Summary (the "Premises"), which Premises are located in the "Building," as that term is defined in this Section 1.1. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Premises are a part of the building (the "Building") located at 3731 Wilshire Boulevard, Los Angeles, California. The Building, the Building's parking facility ("Building Parking Facility"), the other office building located adjacent to the Building and the land upon which such adjacent office building is located, any outside plaza areas, land and other improvements surrounding the Building and adjacent building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Project" or "Real Property." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may reasonably make from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof provided such alterations or additions do not alter the fundamental character of the project.

        1.2 Condition of the Premises. Tenant shall accept the Premises, and the Building and Project (including the Building Structure and Building Systems and Equipment) shall be, in good condition and operating order, with all ACM removed, and in compliance with all laws applicable to new construction, disregarding variances and grandfathered rights; provided, however, that the parties acknowledge that Tenant is currently in possession of the second (2nd) floor of the Building, and except as to Landlord's Work, Tenant accepts the second (2nd) floor in its as-is condition. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease. Landlord acknowledges that ACM is present on the third (3rd) floor of the Premises. As such, Landlord shall be responsible, at its sole cost and expense, for the removal of the ACM on the third (3rd) floor of the Premises.

        1.3 Remeasurement. Prior to the Lease Commencement Date, Landlord and Tenant shall cause their architects to meet and mutually agree as to the rentable square footage within the Premises pursuant to the standard set forth in Section 4.2.7 below. The parties agree to be bound by the mutual decision of Landlord's architect and Tenant's architect.


                                    ARTICLE 2

                                   LEASE TERM

        2.1 Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this


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Lease except for the provisions of this Lease relating to the payment of Rent.
The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated or extended as hereinafter provided. The parties acknowledge that Tenant is currently leasing from Landlord certain premises in the Building and the Project, a portion of which constitutes a portion of the Premises. Landlord and Tenant agree that on the Lease Commencement Date, Tenant's existing lease(s) with Landlord for premises within the Building and the Project shall immediately terminate and be of no further force or effect, provided, that Tenant shall comply with the requirements of such lease(s) until and including the Lease Commencement Date, including without limitation, those requirements relating to the removal from such premises, to the extent not constituting a portion of the Premises, of Tenant's furniture, fixture, equipment and other personal property, if applicable, and provided further that the provisions of such leases pursuant to which Tenant has agreed to indemnify Landlord shall survive and remain in full force and effect after such termination. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant and Landlord. Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

         2.2      Option Term.

                2.2.1 Option Right. Landlord hereby grants the Tenant named in this Lease (the "Original Tenant") two (2) consecutive options to extend the Lease Term for a period of five (5) years each (each, an "Option Term" and collectively, the "Option Terms"), which options shall be exercisable only by written notice delivered by Tenant to Landlord not less than six (6) months prior to the expiration of the initial Lease Term or Option Term, as applicable, provided that, as of the date of delivery of such notice, an Event of Default by Tenant is not in existence under this Lease. Upon the proper exercise of each option to extend, and provided that, as of the end of the initial Lease Term or Option Term, as applicable, an Event of Default by Tenant is not in existence under this Lease, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section
2.2 shall not be personal to the Original Tenant and may be exercised by any assignee permitted under this Lease or by any sublessee approved by Landlord under this Lease which sublessee is specifically granted such right in the sublease; provided, however, (a) Tenant shall remain liable during any such Option Term(s), and (b) the rights contained in this Section 2.2 are not assignable separate and apart from this Lease.

                2.2.2   Option Rent. The "Rent," as that term is defined in
Section 4.1 below, payable by Tenant during each Option Term (the "Option Rent") will be adjusted to ninety-five percent (95%) of "Fair Market Rent" as of the commencement of the applicable Option Term determined in the manner set forth below. As used herein, "Fair Market Rent" shall mean the rental rate that Landlord has accepted in current transactions over the preceding six (6) months between non-affiliated parties from new, non-expansion, non-renewal, and non-equity tenants, for comparable space, for a comparable use for a comparable period of time ("Comparable Transactions") in the Building, or if there are not a sufficient number of Comparable Transactions in the Building, what a comparable landlord of other similar office buildings in the vicinity of the Building ("Comparable Building") with comparable vacancy factors would accept in comparable transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that

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Landlord will make, and receive the same economic payments and concessions that
Landlord would otherwise make, and receive in Comparable Transactions. If, for example, after applying the criteria set forth above, Comparable Transactions provide a new tenant with comparable space at Thirty-Two Dollars ($32) per rentable square foot, with a Ten Dollar ($10) base amount expense stop, three
(3) months at no rent to construct improvements, four (4) months' free rent, Fifty Dollars ($50) per usable square foot tenant improvement allowance, a "lease takeover" obligation in the amount of One Hundred Thousand Dollars ($100,000), a brokerage commission of Fifty Thousand Dollars ($50,000), and certain other generally applicable economic terms, the Fair Market Rental Rate for Tenant shall not be Thirty-Two Dollars ($32) per rentable square foot only, but shall be the equivalent of Thirty-Two Dollars ($32) per rentable square foot, a Ten Dollar ($10) base amount expense stop, three (3) months at no rent to construct improvements or three (3) months' additional free rent in lieu of such construction, an additional four (4) months' free rent, Fifty Dollars ($50) per usable square foot tenant improvement allowance or credit or payment in lieu of such allowance, One Hundred Thousand Dollars ($100,000) credit or cash payment in lieu of a lease takeover, a payment to Tenant's then broker or other credit to Tenant of a Fifty Thousand Dollar ($50,000) brokerage commission (or if Tenant is not then represented by a broker, Tenant shall receive credit in the amount of the brokerage commission that Landlord would have otherwise been required to pay) and such other generally applicable economic terms.

        No later than thirty (30) days after Landlord's receipt of notice of Tenant's exercise of its option to extend the Lease Term pursuant to Section
2.2.1 of this Lease, Landlord shall deliver to Tenant a statement ("Landlord's Statement") setting forth the Fair Market Rent for the Premises as of the commencement of the applicable Option Term, as determined by Landlord in Landlord's good faith judgment. Within thirty (30) days after receipt of Landlord's Statement ("Tenant's Review Period"), Tenant may elect to either: (i) accept in writing the Fair Market Rent, as set forth in Landlord's Statement; or
(ii) give written notice ("Arbitration Notice") to Landlord that Tenant desires to have the Fair Market Rent determined by arbitration (or appraisal, if applicable) pursuant to the procedures set forth herein. If Tenant does not deliver an Arbitration Notice to Landlord within thirty (30) days after Landlord's delivery of Landlord's Statement to Tenant, Tenant shall be deemed to have rejected Landlord's Statement of the Fair Market Rent and the Fair Market Rent shall be determined by arbitration pursuant to the procedures set forth below. Within five (5) business days after the end of Tenant's Review Period, Landlord and Tenant shall meet and negotiate in good faith to determine the Fair Market Rent. If Landlord and Tenant are unable to agree upon the Fair Market Rent, then within fifteen (15) days after Landlord's receipt of the Arbitration Notice in accordance with this Section, Landlord and Tenant shall jointly meet to agree upon and appoint an independent, unaffiliated arbitrator who shall by profession be a real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building to determine the Fair Market Rent; provided, however, that Landlord may elect to have the Fair Market Rent determined by a real estate appraiser mutually agreeable to Landlord and Tenant. Landlord must make such election within ten (10) days after the end of Tenant's Review Period. Such appraiser shall be a member of the American Appraisal Institute or its successor organization and have at least five (5) years' full-time experience appraising office properties in the area in which the Building is located. Neither Landlord or Tenant shall consult with the appointed arbitrator or appraiser, as applicable, as to his or her opinion as to Fair Market Rent prior to the appointment. The arbitrator or appraiser, as applicable, shall determine the Fair Market Rent with thirty (30) days of his or her appointment. If an arbitrator (as opposed to an appraiser) is retained to determine the Fair Market Rent, such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines necessary. The parties shall each submit their determination of the Fair Market Rent to the arbitrator or appraiser, as applicable. The Fair Market Rent shall equal the Fair Market Rent submitted by Landlord or Tenant that is closest to the Fair Market Rent determined by the arbitrator or appraiser, as applicable, and the arbitrator or appraiser, as applicable, shall notify Landlord and Tenant of his or her decision. If the parties fail to select a qualified arbitrator or appraiser, as applicable, an arbitrator or appraiser, as applicable, shall be selected by the then-Presiding Judge of the Superior Court of the State of California of the County in which the Premises are located, acting in his individual judicial capacity. Each Party shall pay one-half of the arbitrator's or appraiser's, as applicable, fee and costs. The decision of the arbitrator or appraiser, as applicable, shall be binding upon Landlord and Tenant.

        During the period requiring the adjustment of Annual Base Rent to the Option Rent, Tenant shall pay, as Annual Base Rent pending such determination, the Annual Base Rent in effect for the Premises immediately prior to such adjustment; provided, however, that upon the determination of the applicable Fair Market Rent, Tenant shall pay Landlord the difference between the amount of Annual Base Rent Tenant actually paid and the applicable Option Rent determined in accordance herewith immediately upon the determination of Fair Market Rent. Any


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amount of Annual Base Rent Tenant has actually paid to Landlord which exceeds the applicable Option Rent determined in accordance herewith shall be credited against Tenant's future Annual Base Rent obligations.


                                    ARTICLE 3

                                    BASE RENT

        Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in
Section 8 of the Summary, payable in equal monthly installments as set forth in
Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, commencing on the Lease Commencement Date, without any setoff or deduction whatsoever (except as otherwise specifically set forth in this Lease). If any rental payment date (including the Lease Commencement
Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.


                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.7 and 4.2.3 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in
Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

                4.2.1 "Base Year" shall mean the year set forth in Section 9.1 of the Summary.

                4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

                4.2.3 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

                4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, non-capital (except as expressly permitted below) replacement, non-capital (except as expressly permitted below) restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, non-capital (except as expressly permitted below) renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of any mandatory


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transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vii) any equipment rental agreements or management agreements (including the cost of any reasonable management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building (not higher than Building Manager), and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (x) operation, repair, maintenance and replacement, to the extent permitted under (xiii) below, of all "Building Systems and Equipment," as that term is defined in Section 4.2.5 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property subject to Section 4.7 below; and (xiii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or
(II) made to the Building after the Lease Commencement Date that are required under any governmental law or regulation, except for capital improvements or costs to remedy a condition existing as of the date of construction of the Building which a federal, state or municipal governmental authority, if it had knowledge of such condition as of the date of construction of the Building, would have then required to be remedied pursuant to governmental laws or regulations in their form existing as of the date of construction of the Building; provided, however, that if any such cost described in (I) or (II) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life (but in no event less than five
(5) years) as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not fully occupied during all or a portion of any Expense Year with all tenants paying full rent, as contrasted with free rent, half rent and the like, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied with all tenants paying full rent, as contrasted with free rent, half rent and the like; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

                4.2.5 "Building Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part. "Building Structure" shall mean the structural portions of the Building, including the


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foundation, floor slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs (excluding any interior stairs or stairwells), parking areas, stairwells (excluding any interior stairs or stairwells), escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, washrooms, mechanical and electrical closets, and all common areas and public areas.

                4.2.6 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year occurring during the Base Year, Tax Expenses shall be deemed to be increased appropriately. As provided in Section 4.7(a)(29) below, for the first four (4) calendar years following the Base Year ("Cutoff Date"), Tax Expenses shall not include and Tenant shall not be responsible for any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year, resulting from any sale, transfer or other change in ownership of the Building or the Project or from major alterations, improvements, modifications or renovations to the Building or the Project during the first four (4) calendar years following the Base Year and attributable to any period of time prior to the Cutoff Date; provided, however, that Tenant shall be responsible for paying for Tenant's share of such increases or reassessments after the Cutoff Date that are attributable to the period after the Cutoff Date. Furthermore, any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year resulting from any sale, transfer or other change in ownership of the Building or the Project during the Base Year or from major alterations, improvements, modifications or renovations to the Building or the Project during the Base Year shall be included in Tax Expenses for the Base Year.

                        4.2.6.1 Tax Expenses shall include, without limitation:

                                (i)     Any tax on Landlord's rent, right to
        rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                                (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                                (iii)   Any assessment, tax, fee, levy, or
        charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                                (iv)    Any assessment, tax, fee, levy or
        charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                        4.2.6.2 If in any Expense Year subsequent to the Base Year, including the Base Year, the Landlord obtains a Proposition 8 tax decrease, the amount of Tax Expenses shall be determined as if a Proposition 8 decrease has not been obtained.

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                        4.2.6.3 Any expenses incurred by Landlord in attempting
to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received by Landlord. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of such increased Tax Expenses.

                        4.2.6.4 Notwithstanding anything to the contrary contained in this Section 4.2.6 (except as set forth in Sections 4.2.6.1 and 4.2.6.2, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under
Section 4.4 of this Lease.

                        4.2.6.5 Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, such Direct Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

                4.2.7   "Tenant's Share" shall mean the percentage set forth in
Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. The rentable square feet in the Premises and Building is measured pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 ("BOMA"), provided that the rentable square footage of the Building shall include all of, and the rentable square footage of the Premises therefore shall include a portion of, the square footage of the ground floor common areas consisting of the lobby within the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

        4.3     Calculation and Payment of Additional Rent.

                4.3.1 Calculation of Excess. If for any Expense Year (after the Base Year) ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess").

                4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 of this Lease. If no Excess is present and Tenant paid more as Estimated Excess than the actual Excess in any given Expense Year, then Tenant shall receive a credit against the Rents next due and owing under this Lease. If the Lease Term shall have expired or terminated, then Landlord shall pay Tenant such amount within thirty (30) days after Tenant's receipt of the Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this
Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

                4.3.3 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve
(12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

                4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

                4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Building Parking Facility);

                4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

                4.4.4 Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

        4.5 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Real Property (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings of the Real Property. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Real Property as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings of the Real Property) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses which are not attributable solely to the Building or the adjacent building on the Real Property, but rather are attributable to the Real Property as a whole.

        4.6 Review of Direct Expenses. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right, on sixty (60) days' notice (given within two (2) years after receipt of any statement), to inspect and photocopy Landlord's accounting records at Landlord's office. If, after such inspection and photocopying, Tenant continues to dispute the amount of Tenant's Share of Direct Expenses, an auditor from a nationally recognized accounting firm who is approved by Landlord in its reasonable discretion shall be entitled to audit and/or review Landlord's records to determine the proper amount of Tenant's Share of Direct Expenses. If such audit or review reveals that Landlord has overcharged Tenant, then within five (5) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest at the Interest Rate. If the audit reveals that Tenant was undercharged, then within five (5) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration pursuant to Section 30.34 within five (5) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord's determination of Tenant's Share of Direct Expenses as set forth in any Statement sent to Tenant was in error in Landlord's favor by more than five percent (5%), Landlord shall pay the cost of such audit. Landlord shall be required to maintain records of all Direct Expenses and other rent adjustments for the entirety of the two-year period ("Review Period") following Landlord's delivery to Tenant of each Statement setting forth Tenant's Share of Direct Expenses. The payment by Tenant of any amounts pursuant to this
Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement.

        4.7     Exclusions from Direct Expenses.

        (a) Notwithstanding anything in the definition of Direct Expenses in the Lease to the contrary, Direct Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

                (1)     Any ground lease rental;

                (2) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise ("Capital Items"); except for Capital Items expressly permitted under Section 4.2.4(xiii) above;

                (3) Rentals for items (except when needed in connection with normal repairs and maintenance) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (2) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

                (4) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds, and costs due to repairs resulting from an earthquake to the extent such costs exceed $75,000;

                (5) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                (6) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                (7) Marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Building;

                (8) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building at no cost;

                (9) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

                (10) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                (11) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project (except as permitted in (2) above);

                (12) Landlord's general corporate overhead and general and administrative expenses (provided that the reasonable rental cost of the Building office shall be included in Operating Expenses);

                (13) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off Project) (provided, however, that the incremental cost to Landlord of the operation of an additional floor of the Building Parking Facility required to be operated to accommodate Tenant's parking (including the attendant) shall be paid by Tenant, and to the extent that Tenant's Share of all other parking expenses exceeds any amount paid by Tenant for such parking, these expenses may be included as a part of Direct Expenses);

                (14)    Intentionally Deleted;

                (15) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

                (16) The cost of any electric power used by any tenant in the Building in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

                (17) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs that would have been incurred had the retail and/or restaurant space been used for general office purposes;

                (18) Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance (For this purpose, a change in the interpretation of or change in the procedures for enforcing an existing law will be the equivalent of a new law; provided, however, that costs incurred by Landlord in connection with the loss of a variance or a disappearance of a grandfathered/grandmothered right shall not be included as an Operating Expense.);

                (19) Tax penalties incurred as a result of Landlord's failure to make payments and/or to file any tax or informational returns when due;

                (20) Any management fees in excess of those management fees which are normally and customarily charged by landlords of Comparable Buildings;

                (21) Costs arising from the negligence of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

                (22) Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date this Lease is executed) in or about the Premises, the Building or the Project including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Project by Tenant;

                (23) Costs arising from Landlord's charitable or political contributions;

                (24) Costs arising from defects in the base, shell or core of the Building or improvements installed by Landlord;

                (25) Costs arising from any voluntary special assessment on the Building or the Project by any transit district authority or any other governmental entity having the authority to impose such assessment;

                (26) Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings or other objects of art;

                (27) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project unless directly related to the use or maintenance of the Common Areas;

                (28) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants unless directly related to the use or maintenance of the Common Areas;

                (29) During the period prior to the Cutoff Date, any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year, resulting from either (1) any sale, transfer, or other change in ownership of the Building or the Project or from major alterations, improvements, modifications or renovations to the Building or the Project (collectively, "Transfers"), or (2) any action, including, without limitation, judicial action or action by initiative, which serves to repeal, modify and/or limit the application of Article XIIIA of the California Constitution (otherwise known as Proposition 13) to the extent such repeal, modification or limitation causes Tenant to lose the benefit of the foregoing limitation; provided, however, that Tenant shall be responsible for paying for Tenant's share of such increases or reassessments after the Cutoff Date that are attributable to the period after the Cutoff Date. Furthermore, any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year resulting from any sale, transfer or other change in ownership of the Building or the Project during the Base Year or from major alterations, improvements, modifications or renovations to the Building or the Project during the Base Year shall be included in Tax Expenses for the Base Year;

                (30) Costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building;

                (31)    Intentionally Deleted;

                (32) Any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

                (33) Any entertainment, dining or travel expenses for any purpose;

                (34) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

                (35) Any "validated" parking for any entity unless directly related to the operation or maintenance of the Building;

                (36) Any "finders fees", brokerage commissions, job placement costs or job advertising cost unless relating to a job search for Building personnel within Los Angeles County;

                (37) Any "above-standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

                (38) The cost of any magazine, newspaper, trade or other subscriptions;

                (39) The cost of any training or incentive programs, other than for tenant life safety or information services;

                (40) The cost of any "tenant relations" parties, events or promotion not consented to by an authorized representative of Tenant in writing;

                (41)    "In-house" legal and/or accounting fees;

                (42) Reserves for bad debts or for future improvements, repairs, additions, etc.; and

                (43) Rental (imputed or actual) of the space used as a Conference Room as discussed in Section 6.5 of this Lease and all costs associated with the operation of the Conference Room.

        (b) It is understood that Direct Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates or other amounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. If Capital Items which are customarily purchased by landlords of Comparable Buildings are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant's Share of Direct Expenses beyond that which would have applied had the item in question been purchased.

        4.8 Vacancy Credit. If at least ten (10) business days prior to the commencement of a month of the Lease Term, Tenant has vacated ten thousand (10,000) contiguous square feet on any floor of the Building and/or one or more full floors of the Building (as so quantified, the "Vacated Space") for a period of thirty (30) days and provided that Tenant sends a factually correct notice to Landlord that Tenant vacated such Vacated Space, Landlord shall (i) determine in the exercise of its reasonable judgment, the cost of the electricity, janitorial service, water and HVAC (collectively, the "Variable Expenses") included in Direct Expenses each month as a result of the gross-up provision that is attributable to the Vacated Space and (ii) to the extent reasonably practicable, cease causing to be provided to such Vacated Space electricity, janitorial service, water and HVAC. Landlord shall provide to Tenant a credit against Base Rent each such month such Vacated Space is not occupied by Tenant in an amount equal to the Variable Expenses attributable to such Vacated Space as part of the gross-up calculation and not in fact paid by Landlord to third party providers of such Variable Expenses, all as reasonably determined by Landlord. To the extent that Landlord incurs incremental extra costs in complying with this provision that Landlord would not otherwise have incurred but for complying with this provision, Tenant shall pay such costs to Landlord separate and apart from, and in addition to, Direct Expenses.

        4.9 Warranties/Service Contracts. If during the Base Year expenses are not incurred by Landlord because they are covered by warranties and or service contracts that are not continued in subsequent Expense Years, there shall be imputed into the Base Year the amounts that would have been incurred had the warranty and/or service contracts not been in effect.

                                    ARTICLE 5

                                 USE OF PREMISES

        Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and in connection with any assignment or subletting, any other legally permitted use consistent with the use of comparable space in the Building or Project as long as such use does not conflict with an exclusive granted by Landlord to another tenant of the Building. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section 29.29 of this Lease. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Material. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Article 5. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any modification of, or addition to the Building Structure and/or the Building Systems and Equipment and/or the Project except and to the extent required because of Tenant's use, improvement or alteration of all or a portion of the Premises for other than normal and customary business office operations; provided, however, that costs incurred by Landlord in connection with any such modifications or additions shall be Operating Expenses to the extent permitted under Section 4.2.4.


                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

                6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and on Saturday during the period from 8:00 a.m. to 12:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other New York Stock Exchange holidays (collectively, the "Holidays"). Tenant shall be permitted to install, at Tenant's sole cost and expense, a freestanding supplemental HVAC unit in the Premises; provided, that Tenant shall pay the cost of all electricity consumed in connection therewith in accordance with the remaining provisions of this Article 6.

                6.1.2 Landlord shall provide adequate electrical wiring and facilities and seven (7) watts of electricity per rentable square foot of the Premises for normal general office use. Such allocation of electricity shall be used for fluorescent and incandescent lighting, standard office equipment, computers, audio-visual equipment, vending machines, copy machines and kitchen equipment. Such allocation of electricity shall not be used for any freestanding supplemental HVAC unit installed by Tenant, at Tenant's sole cost and expense, which shall be separately metered and all electricity costs associated therewith paid for by Tenant. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

                6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

                6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with Comparable Buildings.

                6.1.5 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

                6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

        6.2 Overstandard Tenant Use; Separate Meter. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. At Landlord's election, Landlord may separately meter the Premises for utilities, including without limitation, HVAC, water, gas and electricity, and Tenant shall pay, at Landlord's election, either directly to the provider thereof or to Landlord, within ten (10) days after billing, the cost of Tenant's consumption at Landlord's "Actual Cost". The term "Actual Cost" shall mean the actual out-of-pocket incremental extra costs to Landlord to provide additional services or utilities without markup for profit, overhead, depreciation or administrative costs. All such costs shall be prorated among all tenants then requesting or needing additional services or utilities during such time periods. The parties stipulate that the Actual Cost for after-hours HVAC is currently $120 per hour, and such cost may be increased by Landlord to reflect any increase in Actual Costs incurred by the Landlord; provided, however, that Tenant shall be entitled to a ten percent (10%) discount off of the Actual Cost for after-hours HVAC throughout the Lease Term and any Option Term(s). Landlord and Tenant acknowledge and agree that Tenant shall only be charged $120 per hour total for after-hours HVAC provided to all floors of the Premises. By way of example, if Landlord provides after-hours HVAC to the both the second (2nd) and third (3rd) floors of the Premises, Tenant shall be charged a combined fee of $120 per hour total for all floors of the Premises, and not $240 per hour. To the extent the Premises are not separately metered or if Landlord's cooperation is necessary in connection therewith, if Tenant desires to use HVAC during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such after-hours HVAC (or cooperate to cause such supply, as applicable) to Tenant at Landlord's Actual Cost as provided above, and (iii) Tenant shall pay such cost within ten (10) days after billing.

        6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise except as provided in
Section 19.9, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease except as provided in Section 19.9. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article
6. In the event of a failure to furnish or delay in furnishing any service, Landlord shall use reasonable diligence to restore such service as soon as reasonably possible under the circumstances.

        6.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days billing, the sum of all costs to Landlord of such additional services at Landlord's Actual Cost. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

        6.5 Conference Room Facility. The parties acknowledge that Landlord currently has a conference room facility located on the eleventh (11th) floor of the East Tower in the Wilshire Colonnade Building (the "Conference Room") which is available for use by all tenants of the Project, at a usage fee established by Landlord in Landlord's sole and absolute discretion. So long as Landlord maintains the Conference Room for non-exclusive use by tenants of the Project, Tenant shall have the right to use the Conference Room for general meeting and other related purposes for up to thirty-six (36) hours per year. Such right to use the Conference Room shall be subject to availability, as determined by Landlord, and to all such reasonable rules and regulations regarding use of the Conference Room as Landlord may impose. Tenant acknowledges that any usage of the Conference Room after Business Hours will be without any HVAC service, unless specific arrangements are made by Tenant with Landlord for HVAC usage. In the event HVAC services are provided to the Conference Room after Business Hours, Tenant shall be charged Landlord's Actual Cost for after Business Hours HVAC usage. Landlord makes no representation or warranty to Tenant that Landlord will continue to provide the Conference Room throughout the Lease Term or that the Conference Room will be available for use by Tenant at any particular time or from time to time. Landlord agrees that the costs incurred in connection with the Conference Room shall not be included in Operating Expenses.


                                    ARTICLE 7

                                     REPAIRS

        7.1 Tenant's Obligation to Repair. Tenant shall, at Tenant's own expense, keep the Premises (except the Building Structure and the Building Systems and Equipment), including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense (subject to the prior approval of Landlord), promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that if Tenant fails to make such repairs (after notice from Landlord to Tenant) within a reasonable amount of time, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable and actual cost thereof upon being billed for same and provided further that Tenant shall be entitled to receive reimbursement for such expense to the extent the cost of any such repair is covered by insurance obtained by Landlord as part of Direct Expenses. Subject to Landlord's obligation to keep the Building, Building Structure, Building Systems and Equipment and the common areas of the Building in good condition, repair and operating order, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree or by the terms of this Lease. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems and Equipment and/or the Project except and to the extent required because of Tenant's use, improvement or alteration of all or a portion of the Premises for other than normal and customary business office operations; provided, however, that costs incurred by Landlord in connection with any such modifications or additions shall be Operating Expenses to the extent permitted under Section 4.2.4.

        7.2 Tenant's Right to Repair. Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency that would be likely to cause material disruption to Tenant's business) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event Landlord shall commence to repair not later than seven (7) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional three (3) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of the notices shall be required in the event of an emergency which threatens life or where there is imminent danger to property or a possibility that a failure to take immediate action would be likely to cause a material disruption in Tenant's normal and customary business activities), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period or commenced to be taken as provided above (unless such notice was not required as provided above), then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate below plus rent abatement to the extent Tenant is entitled to rent abatement under
Section 19.9. Landlord agrees that Tenant will have access to the Building, Building Systems and Equipment, Building Structure and Project to the extent necessary to perform the work contemplated by this provision. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems and Equipment, Tenant shall use only those contractors used or approved by Landlord in the Building for work on such Building Structure or Building Systems and Equipment unless such contractors are unwilling or unable to perform (and are able to immediately perform), or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty
(30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and qualified pursuant to the procedures set forth in Section 30.34, and whose costs shall be paid for by the losing party, unless it is not clear that there is a "losing party", in which event the costs of arbitration shall be shared equally. If Tenant prevails in the arbitration, the amount of the award which shall include interest at the Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs) may be deducted by Tenant from the rents next due and owing under the Lease.

        7.3 Landlord's Obligations. Except as specifically provided in this Lease to the contrary, subject to reimbursement in accordance with Article 4 above, Landlord shall keep the Building Structure and Building Systems and Equipment in good condition and repair and shall operate the Building as a first class office building.


                                   ARTICLE 8

                           ADDITIONS AND ALTERATIONS

        8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be withheld unless a Design Problem, as that term is defined in Exhibit B, exists. The Premises shall be initially improved as provided in and subject to, the Tenant Work Letter attached hereto as Exhibit B and made a part hereof.

        8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem necessary to prevent a Design Problem (as that term is defined in Exhibit B) from occurring and to prevent any unreasonable interference with other tenants normal and customary business activities, including, but not limited to, the requirement that upon Landlord's request (which election must be made by Landlord at the time Tenant requests Landlord's consent to such Alterations), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term (provided that Tenant shall not be required to remove any Alterations which are customary and typical for business office operations subject to Section 8.4 below), and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. In any event, a contractor approved by Landlord shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work, and such work shall be performed at Tenant's cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, in conformance with Landlord's construction rules and regulations identified on Exhibit F and any modifications thereto that do not materially increase Tenant's obligations or materially decrease Tenant's rights. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry

"Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

        8.3 Payment for Alterations. The charges for Alterations under this Lease shall be paid for by Tenant. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with construction of the Alterations.

        8.4 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be permanently installed or placed in or about the Premises from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord on the termination or expiration of this Lease, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal; provided, however, that Tenant shall have no obligation to remove any Alterations to the extent such Alterations are customary and typical for business office purposes, and provided further that Tenant shall have an obligation to remove any heavy machinery or equipment and any interconnecting stairwells. Notwithstanding anything in this Article 8 to the contrary, Tenant shall have no obligation to remove any of the initial Tenant Improvements in the Premises. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the reasonable and actual cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises. Notwithstanding anything in this Lease to the contrary, all of Tenant's personal property, including movable furniture, trade fixtures and equipment not attached to the Premises or the Building, may be removed by Tenant prior to the expiration of the Lease Term.


                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring ten (10) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                                    INSURANCE

        10.1 Indemnification and Waiver. Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable to Tenant for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from any negligence or willful misconduct of Tenant or any cause in, on or about the Premises during the Lease Term, or any other period of Tenant's use or occupancy thereof, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord or Landlord Parties. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") from any and all Claims arising from the negligence or willful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties, but such indemnification shall not apply to damage to property or the Building to the extent such damage was insured or required to be insured by Landlord. Landlord further agrees to indemnify and hold harmless Tenant and Tenant Parties from Claims arising from the presence in the Premises, the Building and/or the Project of Hazardous Materials, except to the extent such Hazardous Materials were placed or released or caused to be placed or released in or on the Premises, the Building and/or the Project by Tenant or Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party's agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered or required to be covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Provided, further, to the extent any damage or repair obligation is covered or required to be covered by insurance obtained by Landlord as part of Direct Expenses, but is not covered or required to be covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord receives. Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Notwithstanding anything above to the contrary, because of Tenant's and Landlord's agreement to allocate risks with respect to deductibles and rely on insurance and the waiver of subrogation for property damage, Landlord will not be liable to Tenant, and Tenant will not be liable to Landlord, regardless of negligence or misconduct, for damages or destruction to the property of the other.

        10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements (that are customary with respect to Comparable Buildings) pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

                10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

         Bodily Injury and                 $3,000,000 each occurrence

         Property Damage Liability         $3,000,000 each occurrence

         Personal Injury Liability         $3,000,000 each occurrence
                                           $3,000,000 annual aggregate
                                           0% Insured's participation


                10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the improvements which exist in the Premises as of the Lease Commencement Date (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage. With respect to the construction of the Tenant Improvements and to the extent Tenant is constructing the Alterations, Tenant shall carry, or shall cause its contractors to carry, (i) customary Builder's Risk Insurance and insurance naming Tenant as the insured and Landlord as an additional insured to the extent of Landlord's interest in the Alterations, (ii) the Standard E&O Policy and
(iii) Auto Insurance.

                10.3.3 Landlord's Insurance. Landlord shall maintain in effect at all times fire and hazard "all risk" insurance covering one hundred percent (100%) of the full replacement cost valuation of the Building (or such other amount as is customary for Comparable Buildings) and Landlord's personal property including its business papers, furniture, fixtures and equipment, subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" policies carried by landlords of comparable buildings in the vicinity of the Building. Landlord shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance, (b) loss of rent insurance and (c) workers' compensation insurance, all such insurance being in amounts and with deductibles comparable to the insurance being carried by landlords of Comparable Buildings. To the extent Landlord is constructing the Alterations, Landlord shall (i) carry Insurance naming Landlord's agents as the insured and Tenant as an additional insured to the extent of Tenant's interest in the Alterations, (ii) cause the contractors and subcontractors to carry the Standard E&O Policy and (iii) cause its contractors and subcontractors to carry Auto Insurance.

                10.3.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies in a written notice to Tenant, as an additional insured; (ii) specifically cover the liability assumed by Tenant under Section 10 of this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and permitted to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless fifteen
(15) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord to the extent such names are furnished to Tenant; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least one (1) day before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, on five (5) days notice to Tenant procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

        10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

        10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Tenant shall require its Contractor to carry such insurance as is normally required by other landlords of Comparable Buildings with respect to contractors working in such buildings.


                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, within sixty (60) days of notice to Landlord of the damage or destruction, Landlord shall give notice to Tenant that Landlord elects, promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, to restore the Base, Shell, and Core of the Premises and improvements to the Building not built by or for a tenant (collectively, the "Base, Shell and Core") and such common areas and the Tenant Improvements and Alterations made to the Premises by Tenant. Such restoration shall be to substantially the same condition of the Base, Shell, and Core and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, if this Lease is not terminated as a result thereof, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease which pertains to work to be performed by Landlord, and Landlord shall repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord in accordance with a reasonable progress payment schedule. Upon Landlord's request, such insurance proceeds will be placed in an escrow account or other account reasonably acceptable to Tenant, subject to a progress payment disbursement procedure reasonably acceptable to Landlord. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, Landlord shall allow Tenant an abatement of Rent to the extent permitted by Section 19.9 below.

        11.2    Landlord's Option to Repair. Notwithstanding the terms of
Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying

Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within six (6) months of the date of damage (when such repairs are made without the payment of overtime or other premiums); or
(ii) the uninsured damage exceeds one million dollars ($1,000,00.00) and Landlord terminates the leases of all other tenants similarly affected by such damage and destruction and elects either to demolish the Building or not to commence and complete the repairs within one (1) year of the occurrence of such damage and destruction. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, or the last twenty-four (24) months of any renewal term, if Tenant exercises its renewal rights, then notwithstanding anything contained in this Article 11, Landlord and Tenant shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, subject to Section
19.9 below, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term; provided, however, and notwithstanding anything to the contrary in this Lease, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided under this Section 11.2 and the repairs cannot, in the reasonable opinion of an architect or contractor selected by Landlord and Tenant, or if they cannot agree, then selected by a judge of a court of competent jurisdiction (as specified by written notice to Tenant and Landlord given within sixty (60) days after the damage), be completed within two hundred seventy (270) days, then Tenant may elect no later than thirty (30) days after the date of such notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice from Tenant, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. If, three hundred sixty-five (365) days after the damage, subject to extension for any force majeure event or delay caused by Tenant or any of the Tenant Parties, the Premises are not substantially completed, Tenant shall have the right to terminate this Lease by written notice to Landlord given within fifteen (15) days after expiration of such three hundred sixty-five (365) day period.

       11.3     Right to Terminate.

       (a) Notwithstanding anything in either Articles 11 [Damage or Destruction] and 13 [Condemnation] to the contrary, and except as expressly set forth in Subsection (b) below, in the event that as a result of:

                (i) damage or destruction of the Premises, the Building Parking Facility (unless Tenant is provided with reasonable replacement parking) and/or the Building or any part thereof so as to interfere substantially with Tenant's use of all or a portion of the Premises, the Building Parking Facility, (unless Tenant is provided with reasonable replacement parking) and/or the Building;

                (ii) a taking by eminent domain or exercise of other governmental authority of the Premises, the Building Parking Facility (unless Tenant is provided with reasonable replacement parking) and/or the Building or any part thereof so as to interfere substantially with Tenant's use of all or a portion of the Premises, the Building Parking Facility (unless Tenant is provided with reasonable replacement parking) and/or the Building;

                (iii) the inability of Landlord to provide services to the Premises, the Building Parking Facility (unless Tenant is provided with reasonable replacement parking) and/or the Building so as to interfere substantially with Tenant's use of all or a portion of the Premises, the Building Parking Facility (unless Tenant is provided with reasonable replacement parking) and/or the Building; or

                (iv) any discovery of Hazardous Materials in, on or around the Premises, the Building and/or the Project not placed or caused to be released in, on or around the Premises, the Building and/or the Project by Tenant, that, considering the nature and amount of the substances involved, materially interferes with Tenant's use of all or a portion of the Premises or which presents a health risk to occupants of the Premises); or

                (v) the discovery of any other hazardous condition with respect to the Premises, the Building Parking Facility and/or the Building which would make it dangerous or unsafe for Tenant and its employees to conduct their normal and customary business operations from the Premises (each of the items set forth in provision (a)(i), (ii), (iii), (iv) and (v) being referred to herein as a "Trigger Event"),

Tenant cannot, within twelve (12) months ("Non-Use Period") of the occurrence of the Trigger Event, be given reasonable use of, and access to, a fully repaired, restored, and safe Premises, Building Parking Facility (unless Tenant is provided with reasonable replacement parking) and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises, the Building Parking Facility and the Building, all suitable for the efficient conduct of Tenant's business therefrom, then Tenant may thereafter elect, within thirty (30) days after the expiration of such Non-Use Period, to exercise a one-time right to terminate the Lease upon thirty (30) days' written notice sent to Landlord.

        (b) In the event of any Trigger Event occurring during the last year of the Lease Term or, if an applicable renewal option has been exercised, during the last year of any Option Term (provided Tenant has not, at the time of the occurrence of the Trigger Event, exercised an option for an additional Option
Term), should the Non-Use Period continue for one hundred twenty (120) days, Tenant may elect to exercise an on-going right to terminate the Lease upon thirty (30) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

                Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.


                                   ARTICLE 12

                                    NONWAIVER

        No waiver of any provision or breach of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an Event of Default by Tenant or a default by Landlord shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease.


                                   ARTICLE 13

                                  CONDEMNATION

        13.1 Permanent Taking. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority to the extent that Landlord terminates the leases of all other tenants in the Building similarly affected by the taking pursuant to this Article 13; provided however, that to the extent that the Premises are not adversely affected by such taking, and if Landlord continues to operate the Building as an office building, Landlord may not terminate this Lease. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to and/or use of the Premises is substantially impaired (in each case for a period in excess of one (1) year), Tenant shall have the option to terminate this Lease, provided such notice is given no later than one hundred eighty (180) days after the date of such taking effective as of the date possession is required to be surrendered to the authority. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease and for the portion of the Tenant Improvements to the extent paid for by Tenant, if any, and for moving expenses. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

         13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one (1) year or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.


                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 Transfers. Tenant shall not mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any other such forgoing transfer of this Lease or any interest hereunder by operation of law or permit the use of the Premises by any persons other than Tenant and its employees (subject to the provisions below) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not, without the prior written consent of Landlord, which consent shall not be withheld or conditioned, except as provided under Section 14.2 below, or delayed beyond ten (10) business days, assign this Lease or any interest hereunder, permit any assignment of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Profits," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other reasonable information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord (not to exceed $1,500), within thirty (30) days after written request by Landlord.

        14.2 Landlord's Consent. Landlord shall not withhold its consent to any proposed assignment or subletting of the Subject Space to the Transferee on the terms specified in the Transfer Notice except for the reasons enumerated in this Section 14.2. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed assignment or subletting where one or more of the following apply (which are exclusive):

                14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the then existing tenants of the Building or Project;

                14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease or the use permitted by Landlord of comparable space in the Building except with respect to retail space on the ground floor;

                14.2.3 The Transferee is either a governmental agency or instrumentality thereof; provided, however, that Tenant shall be entitled to assign, sublet or otherwise transfer to a governmental agency or instrumentality thereof to the extent Landlord has leased or has permitted the lease of space to a comparable governmental agency or instrumentality thereof of comparable stature);

                14.2.4 The assignment or subletting will result in substantially more occupants than the number of people utilizing comparable space in the Building;

                14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested in Landlord's reasonable judgment;

                14.2.6 The proposed assignment or subletting would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

                14.2.7  Intentionally Deleted; or

                14.2.8 Either (a) the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee occupies space in the Building at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Building to the extent Landlord cannot meet such occupant's space needs or to the extent such occupant occupies space on the same floor as to which the Premises are located or on a floor contiguous to a floor leased by Tenant), or (b) Landlord is in exclusive negotiations with such proposed Transferee to lease a particular space in the Building at such time.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (for an assignment or subletting) or based on Landlord's reasonable judgment (for any other Transfer as provided in Section 14.1 above), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section
14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2 (for an assignment or subletting) or on reasonable grounds (for all other Transfers), or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

        14.3 Profits. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Profits," as that term is defined in this
Section 14.3, received by Tenant from the Transferee. "Profits" shall mean all rent, additional rent or other consideration payable by the Transferee less Transfer Expenses (as hereinafter defined). "Profits" shall also include, but not be limited to, key money and bonus money paid by the Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. As used herein, "Transfer Expenses" shall mean
(a) the gross revenue payable to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the space that is the subject of the Transfer (the "Transferred Space"); (b) the gross revenue as to the Transferred Space paid to Landlord by Tenant for all days the Transferred Space was vacated from the date Tenant has actually vacated the Transferred Space; (c) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to the Transferee; (d) customary brokers' commissions; (e) reasonable attorneys' fees; (f) lease takeover payments; (g) costs of advertising the space for sublease or assignment; and (h) any other reasonable, customary costs actually paid in assigning or subletting the Transferred Space or in negotiating or effectuating the assignment or sublease; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (h) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (a) through (h) above (the "Net Revenues"), are less than any and all costs actually paid in assigning or subletting the affected space (collectively "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved. In the event of an assignment in connection with which there are Profits, then as long as Landlord shall be entitled to receive a portion of the Profits, the payment of Rents shall be paid to Tenant; provided, however, that Tenant shall upon request by Landlord, provide Landlord with an assignment of all Rents in excess of the amount of Profits Tenant is entitled to retain and shall execute any documents reasonably requested by Landlord to effectuate such assignment.

        14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have no right to recapture the Subject Space, or to take an assignment or sublease of the Subject Space from Tenant.

        14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Profits Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Profits respecting any Transfer shall be found understated, Tenant shall, within thirty
(30) days after demand, pay the deficiency with interest at the Interest Rate and Landlord's costs of such audit.

        14.6 Additional Transfers. A transfer of the capital stock of Tenant or the sale of substantially all of the assets of Tenant shall not constitute a "Transfer" hereunder provided that (a) as of the date of the transfer, the transferee (or Tenant, if Tenant survives the transaction) has the financial worth and/or financial stability reasonably sufficient to perform the responsibilities involved under this Lease and (b) the transferee executes and delivers to Landlord a writing reasonably acceptable to Landlord assuming the obligations of Tenant hereunder.

        14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (an "Affiliate"), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

        14.8 Recognition Agreement. To the extent that Tenant enters into an assignment of the Lease or enters into a sublease for all or any portion of the Premises to a sublessee who is comparable in quality to the tenants who are leasing comparable space from Landlord, Landlord, if it grants its consent to such assignment or sublease, which consent shall not be unreasonably withheld, conditioned or delayed, shall also simultaneously execute and deliver a recognition agreement pursuant to which Landlord shall agree that in the event Tenant defaults under the Lease and the Lease is terminated, provided the assignee or subtenant is not then in default beyond the applicable cure periods hereunder (or under the assignment or sublease documents), the assignment or the sublease shall be recognized as a direct lease between Landlord and the assignee or the subtenant on the terms and conditions of the assignment or sublease to the extent same are not inconsistent with, or contrary to, the provisions of this Lease and at a rental rate which is the higher of the rental rate under the Lease or the rental rate under the assignment or sublease.

        14.9 Occupancy By Others. Tenant may allow any person or company which is a client or customer of Tenant or which is providing service to Tenant or one of Tenant's clients to occupy certain portions of the Premises not to exceed twenty percent (20%) thereof without such occupancy being deemed an assignment or subleasing as long as (a) no new demising walls are constructed to accomplish such occupancy, (b) such occupant agrees to observe all covenants of Tenant hereunder (excluding the payment of Rent) and (c) such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 14.


                                   ARTICLE 15

                        SURRENDER OF PREMISES; OWNERSHIP
                          AND REMOVAL OF TRADE FIXTURES

        15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        15.2    Removal of Tenant Property by Tenant. Subject to the terms of
Article 8, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this
Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, damage by casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, subject to the terms of Article 8, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.


                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term hereof, as it may be extended in accordance herewith, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within fifteen (15) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Upon request by Tenant, Landlord shall execute and deliver a commercially reasonable estoppel certificate to Tenant in the time period specified above. Failure of Tenant or Landlord to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises (by Tenant) and an acknowledgment by Tenant or Landlord, as applicable, that statements included in the estoppel certificate are true and correct, without exception.


                                   ARTICLE 18

                                  SUBORDINATION

        This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within fifteen (15) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

        Landlord agrees that thirty (30) days after the date of full execution of the Lease, it will provide, without cost to or charge of, Tenant with non-disturbance, subordination and attornment agreements ("non-disturbance agreement") in favor of Tenant from any ground lessors, mortgage holders or lien holders (each, a "Superior Mortgagee") then in existence, on the form provided by such Superior Mortgagee(s), with such changes as are approved by Tenant and such parties. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense. In the event Landlord fails to provide commercially reasonable non-disturbance agreements within the time frame set forth in this Article 18, Tenant shall have the right, exercisable at any time thereafter, to give ten (10) business days written notice to Landlord terminating the Lease, which notice must be given, if at all, no later than ten
(10) days after Tenant's receipt of Landlord's notice to Tenant that Landlord was unable to obtain such non-disturbance agreements. In addition, Tenant may give such notice of termination after the expiration of the thirty (30) day period and prior to receipt of Landlord's notice.

        Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any Superior Mortgagee(s) of Landlord who later come(s) into existence at any time prior to the expiration of the Lease Term, as it may be extended, in consideration of, and as a condition precedent to, Tenant's agreement to subordinate this Lease in accordance with this Article 18. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense.

        Notwithstanding anything to the contrary set forth in this Lease, the non-disturbance agreement shall provide that in the event that Landlord fails to reimburse Tenant, in accordance with this Lease, for the Tenant Improvement Allowance, the Superior Mortgagee, if such Superior Mortgagee succeeds to Landlord's interest hereunder, or such other successor to the interests of Landlord hereunder, shall pay to Tenant, such unpaid amounts and shall recognize and honor any remaining credit of Base Rent and/or Direct Expenses.

        All non-disturbance agreements shall acknowledge that, and Landlord hereby independently agrees that, to the extent Landlord has failed to fulfill its obligations with respect to the reimbursement of Tenant, in accordance herewith, of any Tenant Improvement Allowance or remaining credit of Base Rent and/or Direct Expenses ("Key Obligations"), and to the extent Superior Mortgagee has failed to fulfill its obligations with regard to the payment of such Key Obligations as provided in the preceding paragraph, Tenant may deduct the amount of the Key Obligation which Landlord has not paid from the Rent next coming due and payable, from time to time, under the Lease.

        In addition to the foregoing, Landlord agrees that in the event Landlord has failed to pay its Key Obligations, Tenant may deduct the amount of the Key Obligations which Landlord has not paid, together with interest at the Interest Rate, from the Rent next coming due and payable, from time to time, under the Lease.


                                   ARTICLE 19

                               DEFAULTS; REMEDIES

        19.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Lease by Tenant:

                19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within seven (7) business days after receipt of written notice by Tenant from Landlord that same was not paid when due; provided that such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161; or

                19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease (including any exhibit hereto or other document executed in connection herewith) to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

        19.2 Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive and except as required under Section 19.1, without any notice or demand whatsoever.

                19.2.1 Terminate this Lease by providing Tenant with written notice, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                        (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                        (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                        (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law to the extent not duplicative.

        The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Article 25 of this Lease. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

        19.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements subject to Section 14.8. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        19.4 Form of Payment After Default. Following the occurrence of an Event of Default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

        19.5 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted. Payment of Rent by Tenant shall not constitute a waiver of any rights of Tenant.

        19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

        19.7 No Waiver of Redemption by Tenant. Nothing herein shall be deemed to constitute a waiver of Tenant's right to redeem, by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease; provided, however, that prior to redeeming Tenant's right of occupancy of the Premises after termination of this Lease, Tenant shall pay off any judgment or order and will pay to Landlord Landlord's attorneys' fees and all other reasonable costs associated with Tenant's redemption, and provided further that Tenant shall provide Landlord with reasonable assurances that the Lease will not be terminated again due to an Event of Default and shall deposit with Landlord an additional Security Deposit equal to four (4) months Base Rent.

        19.8 Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, and in addition to any and all other remedies permitted by this Lease and/or by Applicable Laws Tenant shall have all offset rights available under Section 365 of the United States Bankruptcy Code in connection with such proceeding.

        19.9 Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) business days in any twelve (12) month period (the "Eligibility Period") as a result of (1) any damage or destruction to the Premises, the Building Parking Facility (without the provision of reasonable substitute parking) and/or the Building, (2) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date, which substantially interferes with Tenant's use of the Premises, the Building Parking Facility (without the provision of reasonable substitute parking) and/or the Building, (3) any failure by Landlord to provide Tenant with services or access to the Premises, the Building Parking Facility (without the provision of reasonable substitute parking) and/or the Building,
(4) because of an eminent domain proceeding or (5) because of the presence of Hazardous Materials in, on or around the Premises, the Building or the Project which poses a health risk to occupants of the Premises, not introduced or caused to be released by Tenant, then Tenant's Rent shall be equitably abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building Parking Facility (without the provision of reasonable substitute parking), the Building and/or Tenant's property, Tenant's abatement period shall continue until Tenant has been given reasonably sufficient time, and sufficient access to the Premises, the Building Parking Facility and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over a weekend. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 11 [Damage or Destruction] and 13 [Condemnation] of the Lease, then the Eligibility Period shall not be applicable. To the extent Tenant has prepaid rent (as it does each month since Rent is due on the first day of each month) and Tenant is subsequently entitled to an abatement, such prepaid, and subsequently abated, Rent should be refunded to, and paid by Landlord to, Tenant within thirty (30) days after the end of the appropriate month.


                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

        Landlord covenants that as long as an Event of Default by Tenant is not in existence, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

        Landlord and Tenant acknowledge that Landlord is currently holding Tenant's security deposit in the amount of $63,208.90 under the prior existing lease(s) by and between Landlord and Tenant. The parties agree that Landlord shall retain the deposit described in the foregoing sentence as the "Security Deposit" under this Lease notwithstanding anything to the contrary contained in the prior lease(s) regarding return of the security deposit upon lease termination. Tenant shall not be required to deposit any sum in addition to the Security Deposit with Landlord upon execution of this Lease. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If an Event of Default by Tenant occurs with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within fifteen (15) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Building and in this Lease and Tenant and Landlord agree that in the event of any such transfer or mortgage, Landlord shall transfer the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of
Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.


                                   ARTICLE 22

                         SUBSTITUTION OF OTHER PREMISES

                             Intentionally Deleted.


                                   ARTICLE 23

                                 DIRECTORY BOARD

        23.1 Building Directory. Tenant shall be entitled to two (2) lines per 1,000 rentable square feet of the Premises on the Building directory, to display Tenant's name and location in the Building.

        23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord (which approval shall not be unreasonably withheld) may be removed on five (5) days notice to Tenant at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property, except that Tenant may retain its existing signage and any replacement thereof reasonably approved by Landlord as to aesthetics. If Tenant elects to replace such signage, Tenant shall pay for such costs (and such replacement sign shall be the same size as the existing sign). Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, which approval shall not be unreasonably withheld.


                                   ARTICLE 24

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant's use of the Premises, (ii) the tenant improvements,
(iii) any Alterations made by Tenant to the Premises, or (iv) the Base, Shell and Core, but as to the Base, Shell and Core, Building Structure and Building Systems and Equipment, only to the extent such obligations are triggered by Tenant's use of the Premises for other than normal and customary business office purposes or because of Tenant's installation of Alterations or Tenant Improvements which do not constitute normal and customary business office improvements; provided, however, that costs incurred by Landlord in connection with any such modifications or additions shall be Operating Expenses to the extent permitted under Section 4.2.4. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations, but Landlord shall, subject to reimbursement in accordance with Article 4 above, pay for any changes to the Base, Shell, and Core, Building Structure and/or Building Systems and Equipment required thereby unless related to Tenant's specific use or improvement for other than normal and customary business office operations, in which event Tenant shall be solely responsible for payment therefore. A "call center" is deemed to be a normal and customary business office operation; provided, however, that to the extent any Applicable Law imposes a requirement that applies to call center operations and not to other normal and customary business office operations, then to that extent, Tenant shall be responsible for changes to the Building Structure and Building Systems and Equipment. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.


                                   ARTICLE 25

                                  LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee or if any sum due from Landlord to Tenant shall not be received within five (5) days after notice that said amount is due, then Tenant or Landlord, as applicable shall pay to the other a late charge equal to three percent (3%) of the amount due plus any attorneys' fees incurred by Landlord or Tenant, as applicable by reason of the other's failure to pay Rent and/or other charges when due hereunder. As it relates to Tenant, the late charge shall be deemed Additional Rent. The right to require it shall be in addition to all of Landlord's and Tenant's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's or Tenant's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate equal to the lessor of (i) the rate publicly announced from time to time by the largest (as measured by deposits) state chartered bank operating in California as its Prime Rate or Reference Rate or other similar benchmark plus two percent (2%) or (ii) the highest rate permitted by applicable law ("Interest Rate").


                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent except as expressly provided in this Lease. If Tenant shall fail to perform any of its obligations under this Lease, then upon three (3) additional days notice from Landlord, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.


                                   ARTICLE 27

                                ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, to prospective Tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent, except as provided in Section 19.9, and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. Except as otherwise set forth in Sections 19.4 and 19.9, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

        Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas (reasonable in size) of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days' prior written notice of the specific date and time of such Landlord inspection with respect to such areas.


                                   ARTICLE 28

                                 TENANT PARKING

        Tenant shall have the right to rent (a) up to two hundred (200) unreserved parking spaces in the Building Parking Facility (at a discount rate, during the initial ten (10) year Lease Term only, of twenty percent (20%) off the rate reasonably established by Landlord for the Building Parking Facility from time to time), and (b) to the extent such parking spaces are available, as determined by Landlord, up to one hundred (100) additional unreserved parking spaces in the Building Parking Facility (at such rate as is established by Landlord for the Building Parking Facility from time to time); provided, however, that to the extent available, Tenant shall also be permitted to rent such additional one hundred (100) spaces, to the extent unavailable in the Building Parking Facility, in the parking structure located on Serrano Avenue. At any time and from time to time during the Lease Term, Tenant may, upon forty-five (45) days notice to Landlord, increase or decrease the number of parking spaces up to the maximum permitted by this Article 28. Tenant shall pay to Landlord all parking charges along with Tenant's monthly rent payment. Tenant's continued right to use the parking spaces and rent the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Parking Facility and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Building Parking Facility (provided Tenant's parking rights are not decreased as a result) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease except as provided in
Section 19.9, from time to time, close-off or restrict access to the Building Parking Facility, or temporarily relocate Tenant's parking spaces to other parking facilities and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Building Parking Facility or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner.


                                   ARTICLE 29

                                FIRST OFFER RIGHT

        29.1 First Offer Space. Subject to any rights granted to tenants occupying the Project prior to Tenant and provided such right existed in such tenants' leases prior to August 1, 1998, and provided that an Event of Default by Tenant is not in existence under the terms of this Lease, Tenant shall have the right (the "First Offer Right") to lease any space that may become available on the fourth (4th) floor of the Building (the "First Right Space"), if all or any portion of the First Right Space comes available for lease during the Lease Term, as the same may be extended. Upon all or any portion of the First Right Space coming available, Landlord shall give Tenant written notice ("Offer Notice") of the availability of all or such portion of the First Right Space, which Offer Notice shall include Landlord's good faith determination of the Fair Market Rent (as that term is defined in Section 2.2.2) for the First Right Space. The parties acknowledge and agree that except with respect to the Fair Market Rent, all of the terms and provisions of this Lease shall apply to any lease by Tenant of any portion of the First Right Space.

        29.2 Exercise Terms. Tenant shall have ten (10) business days from receipt by Tenant of the Offer Notice to exercise the First Offer Right by delivering to Landlord written notice of Tenant's election to exercise the First Offer Right ("Exercise Notice"). If Tenant desires to lease the First Right Space, Tenant shall notify Landlord as to whether it accepts Landlord's determination of the Fair Market Rent for the First Right Space. If Tenant objects to Landlord's determination of the Fair Market Rent, Landlord and Tenant shall negotiate in good faith in an attempt to reach an agreement with respect to the Fair Market Rent for the First Right Space within fifteen (15) days after Landlord's receipt of Tenant's Exercise Notice. If the Landlord and Tenant cannot agree as to the Fair Market Rent within such fifteen (15) days period, it shall be determined in accordance with Section 2.2.2 above. To the extent Tenant is granted other concessions in accordance with the determination of Fair Market Rent such as any allowance, etc., such concessions shall be provided to Tenant with Landlord incorporating the appropriate provisions of this Lease in the Amendment to reflect any allowance or other concessions.

        If Tenant so notifies Landlord of its intent to lease the First Right Space, Landlord shall deliver the First Right Space to Tenant upon the date such First Right Space is available and shall prepare an amendment to this Lease adding the First Right Space to the Premises on the date of delivery on the terms set forth in this Article 29, which amendment shall be delivered to Tenant promptly after exercise and executed by Tenant within thirty (30) days after Tenant's receipt of same from Landlord. The privileges for parking which Tenant receives in connection with the First Right Space shall be in the Building Parking Facility and shall be the number of spaces determined in accordance with the definition of Fair Market Rent.

        Rent for the First Offer Space shall commence upon the earliest of (i) the date Tenant commences business operations from the First Right Space, (ii) substantial completion of the tenant improvements therefor, if any, or (iii) such other date as is agreed to by the parties or determined to be the commencement date in connection with the determination of the Fair Market Rent.


                                   ARTICLE 30

                            MISCELLANEOUS PROVISIONS

        30.1 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

        30.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        30.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        30.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within twenty (20) days following the request therefor the recordation of which shall be at the sole cost and expense of Landlord, and not included as an Operating Expense.

        30.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee.

        30.6    Prohibition Against Recording. Except as provided in Section
30.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant with the Los Angeles County Recorder's Office or by anyone acting through, under or on behalf of Tenant.

        30.7 Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        30.8 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        30.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        30.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        30.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

        30.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        30.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        30.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and any available insurance proceeds, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

        30.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

        30.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

        30.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or Landlord pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        30.18   Waiver of Redemption by Tenant. Intentionally Deleted.

        30.19 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate addresses set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

        30.20 Joint and Several. If there is more than one Tenant or Landlord, the obligations imposed upon Tenant or Landlord, as applicable under this Lease shall be joint and several.

        30.21 Authority. If Tenant or Landlord is a corporation or partnership, each individual executing this Lease on behalf of Tenant or Landlord, as appropriate, hereby represents and warrants that Tenant or Landlord, as appropriate, is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant or Landlord, as appropriate, has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant and Landlord is authorized to do so.

        30.22 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

        30.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state of California.

        30.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        30.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. Landlord agrees that it will pay the Broker a brokerage commission pursuant to the terms of a separate agreement between Landlord and the Broker.

        30.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly provided in this Lease; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

        30.27 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

        30.28 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

        30.29 Hazardous Material; Asbestos Disclosure. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Real Property; (iii) Hazardous Material present on or under the Real Property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Real Property by other tenants of the Real Property or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord for commercially reasonable Hazardous Material inspections may be included in Operating Expenses. To the extent Landlord is reimbursed through insurance or recovers such expense for the inspection from a third party or through some other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates to the extent paid by Tenant.

        Landlord has advised Tenant that the Building contains asbestos, which was commonly used as a fireproofing and insulation agent in buildings constructed before 1979. The Building was constructed before 1979 and there is asbestos-containing material ("ACM") in the Premises as well as in other areas of the Building. Landlord agrees to abate all ACM on the floors of the Building in which the Premises is located. According to the United States Environmental Protection Agency ("EPA"); "intact and undisturbed asbestos materials do not pose a health risk. The mere presence of asbestos in a building does not mean that the health of the building occupants is endangered . . . However, asbestos materials can become hazardous when, due to damage, disturbance, or deterioration over time, they release fibers into building air." Managing Asbestos In Place, Washington, D.C., EPA 20T-2003, July 1990, at page 3. Landlord has provided or will provide Tenant with a separate notification containing such matters as the location of ACM in the Building. Tenant agrees in turn to notify its contractors and employees who work in the Building as required by California's Asbestos Notification Law (Health & Safety Code Sections 25915 et seq.). Tenant shall comply, and cause its employees, agents, contractors and invitees to comply, with all laws and regulations applicable to ACM, including without limitation work practice and notification regulations in the event of any work or activities which might disturb the ACM. Tenant shall not cause, suffer or permit any such activities to commence or continue without first notifying and obtaining the consent of Landlord, in addition to any notices or consents required by law. Tenant shall comply, and cause its employees, agents, contractors and invitees to comply, with any and all rules, regulations and asbestos management programs which may be reasonably adopted by Landlord for the Building or any other instructions, directions or prohibitions which Landlord may deliver with respect to the ACM. If any asbestos-related work is performed by or at the instance of Tenant, Tenant shall promptly provide Landlord with documentation establishing, as to each and every performance of such work, that the same was performed strictly in accordance with applicable government standards and with the requirements of this Lease.

        Tenant agrees that there shall be no abatement or other diminution of Rent during any asbestos related work performed by Landlord or others, nor shall Landlord be liable for any annoyance, inconvenience or injury to business, persons or property resulting from any of the foregoing. Tenant accepts the Premises with knowledge that there is ACM in the Building, but subject to Landlord's agreement to abate all ACM in the floors of the Building in which the Premises is located, and waives and releases any claim against Landlord which Tenant may now or hereafter have or acquire arising in connection with the presence of ACM in the Building; provided, however, that in the event ACM that was not introduced by Tenant is discovered in the Premises and is either (a) required to be abated under applicable law, or (b) constitutes a material threat to the health and safety of occupants of the Premises, then it shall be the sole responsibility of Landlord to abate such ACM in accordance with applicable law at no cost to Tenant. Any delay caused by any such required abatement during the initial construction of improvements to the Premises shall extend the Lease Commencement Date.

        30.30 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        30.31 Landlord Renovations. It is specifically understood and agreed that, except as provided in Exhibit B, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the Building Parking Facility, common areas, Building Systems and Equipment, Building Structure, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent except as expressly provided in Section 19.9. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

        30.32 Security. Landlord shall provide on-site security equipment and personnel for the Building twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year; provided, that, Landlord shall have no liability with respect to any failure of any security to protect the Building, the Premises or any users thereof. Upon request, Landlord's security guards shall, after normal business hours, accompany any employee or visitor of Tenant from the Building to the Building Parking Facility and to parking areas located within one (1) block of the Building.

        30.33 Access. Tenant shall have access to the Building, the Premises and Building Parking Facility twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five days (365) days per year.

        30.34 Arbitration. With the exception of the arbitration provisions which shall specifically apply to the determination of the Fair Market Rent, as set forth in Section 2.2, or the failure of Tenant to pay Base Rent and/or Direct Expenses, the provisions of this Section 30.34 contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, an Event of Default. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 30.34. Any and all attempts to circumvent the provisions of this Section 30.34 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration to determine whether it would, with the passage of time, constitute an Event of Default, such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Event of Default was made in good faith, except with respect to the payment of money. With respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good-faith notice stating why the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in the following:

        (a) Arbitration Panel. Within ninety (90) days after delivery of written notice ("Notice of Dispute") of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each: (1) appoint one (1) lawyer actively engaged in the licensed and full-time practice of law, specializing in real estate, in the County of Los Angeles for a continuous period immediately preceding the date of delivery ("Dispute Date") of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties, and (2) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Section 30.34 ("Acceptance") to the other parties hereto. The party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer's position on the issue which is the subject of the dispute. In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, "Arbitration Panel") of the same qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties. In the event that agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Section 30.34 as if such replacement was an initial appointment to be made under this Section 30.34 within the time constraints set forth in this Section 30.34, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

        (b) Duty. Consistent with the provisions of this Section 30.34, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Section 30.34.

        (c) Authority. The Arbitration Panel shall (1) enforce and interpret the rights and obligations set forth in the Lease to the extent not prohibited by law, (2) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (3) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award consequential damages to either party and shall not award punitive damages except in situations involving knowing fraud or egregious conduct condoned by, or performed by, the person who, in essence, occupies the position which is the equivalent of the chief executive officer of the party against whom damages are to be awarded), the awarding of reasonable attorneys' fees and costs to the prevailing party as determined by the Arbitration Panel and the issuance of injunctive relief. If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Event of Default will be deemed to have occurred, unless the Event of Default pertained to the non-payment of money by Tenant or Landlord, and Tenant or Landlord failed to make such payment under protest.

        (d) Appeal. The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

        (e) Compensation. Each member of the Arbitration Panel shall be compensated for any and all services rendered under this Section 30.34 at a rate of compensation equal to the sum of (1) Two Hundred Fifty Dollars ($250.00) per hour and (2) the sum of Ten Dollars ($10.00) per hour multiplied by the number of full years of the expired Term under the Lease, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the nonprevailing party as determined by the Arbitration Panel in its sole and absolute discretion.

        30.35 When Payment Is Due. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately", "promptly" and/or "on demand", or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

        30.36 Consent/Duty to Act Reasonably. Except for any references to the terms "sole" or "absolute" (and except for matters which (1) could have an adverse effect on the structural integrity of the Building Structure, (2) could have an adverse effect on the Building Systems and Equipment, or (3) could have an effect on the exterior appearance of the Building, whereupon in each such case Landlord's duty is to act in good faith and in compliance with the Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith.

        30.37 Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant and Tenant shall not be liable to Landlord for consequential damages.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                        "Landlord":

                                        WILSHIRE COLONNADE CORP.,
                                        a California corporation

                                        By: Insignia/ESG, Inc.,
                                            Agent


                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------


                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------


                                        "Tenant":

                                        AAMES FINANCIAL CORPORATION,
                                        a Delaware corporation


                                        By: /s/ David A. Sklar
                                            ------------------------------------

                                            Its:
                                                --------------------------------


                                        By: /s/ Audry A. Patterson
                                            ------------------------------------

                                            Its: CAO
                                                 -------------------------------

                                    EXHIBIT A

                               WILSHIRE COLONNADE

                        OUTLINE OF FLOOR PLAN OF PREMISES






                              EXHIBIT A -- Page 1

                                    EXHIBIT B

                               WILSHIRE COLONNADE

                               TENANT WORK LETTER


        This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 30 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.


                                    SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

        1.1 BASE, SHELL AND CORE OF THE PREMISES AS CONSTRUCTED BY LANDLORD. Landlord has or will construct, at its sole cost and expense, the following work ("Landlord's Work") consisting of the base, shell, and core (i) of the Premises and (ii) of the floors of the Building on which the Premises is located inclusive of the Building Structure, Building Systems and Equipment and building standard elevator lobbies and corridors (collectively, the "Base, Shell, and Core"). The Base, Shell and Core shall also consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises. The Base, Shell, and Core shall be completed and shall be delivered to Tenant on or before October 1, 1998 in good condition and operating order, with all ACM removed, or if not removed, encapsulated, and in compliance with all laws applicable to new construction, disregarding variances and grandfathered rights (the "Required Condition"); provided, that Landlord and Tenant agree that the Landlord may encapsulate portions of the Premises which consist of the core and perimeter walls with Landlord removing ACM from the remainder of the Premises, where same was not encapsulated. In this connection, Landlord specifically agrees that its obligation regarding the Required Condition applies to restrooms and elevator lobbies (inclusive of fire doors). The spot abatement for the areas between the first (1st) and second (2nd) floors will be done prior to the Lease Commencement Date and in accordance with a schedule reasonably established by Tenant to facilitate Tenant's construction of its Tenant Improvements, taking into account the normal time required by a contractor to perform such work. Such delivery of the Premises is anticipated to occur on October 1, 1998; provided, however, that if Landlord fails to deliver the Premises to Tenant in the Required Condition by January 1, 1999 (as such date may be extended for Force Majeure Delays and Tenant-caused delays), Tenant may, on written notice to Landlord, terminate the Lease.


                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of Fifteen and No/100 Dollars ($15.00) per rentable square foot of the Premises for the costs relating to the initial design and construction of Tenant's improvements which are affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, except as specifically provided herein to the contrary. In the event the actual cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall receive a "dollar-for-dollar" credit against Base Rent due under the Lease in the amount of such excess. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property at expiration or earlier termination of the Lease term if so provided under the terms of the Lease.

        2.2 DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which


                              Exhibit B -- Page 1
disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Tenant and Tenant's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code"); and (iv) the cost of wiring and conduits for Tenant's equipment to be utilized in the Premises. Landlord agrees to provide monthly progress payments of the Tenant Improvement Allowance provided Tenant furnishes to Landlord such invoices, affidavits, releases, and other documentation as Landlord may reasonably request, to be assured, to Landlord's reasonable satisfaction, that the Tenant Improvements have been completed in accordance with the plans and specifications approved by Landlord. Provided Tenant complies with the foregoing requirements, Landlord shall pay all invoices presented to Landlord up to an amount not to exceed the amount of the Tenant Improvement Allowance for costs incurred in connection with completion of the Tenant Improvements. Tenant will be responsible for paying all costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. Tenant agrees to diligently prosecute the construction of the Tenant Improvements in compliance with all applicable codes, regulations and ordinances, without any claims for unpaid bills for material, labor or supplies. While Landlord will not receive a fee for construction services, Tenant will pay Landlord an amount equal to Two Thousand Dollars ($2,000.00) for services actually performed by Landlord during Tenant's construction of its Tenant Improvements.

        2.3 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied to Tenant by Landlord. To the extent the Specifications are supplied to Tenant one (1) week prior to the execution of this Lease, the quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.


                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain Cole Martinez & Associates (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Tenant, and consented to by Landlord, which consent shall not be unreasonably withheld or delayed (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord in accordance with industry custom and practice, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, to the extent such dimensions and conditions are readily observable without penetration of walls, columns, ceilings and floors and Tenant and Architect shall be solely responsible for the same, and to the extent same are readily observable without such penetration, Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

        3.2 FINAL SPACE PLAN. Tenant and the Architect shall prepare the final space plan for Tenant


                              Exhibit B -- Page 2

Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval. Within five (5) days after Landlord receives the Final Space Plan, Landlord shall either reasonably approve or disapprove the Final Space Plan for reasonable and material reasons (which shall be limited to the following: (i) adverse effect on the Building Structure; (ii) possible damage to or adverse effect on the Building Systems and Equipment; (iii) non-compliance with applicable codes; (iv) effect on the exterior appearance of the Building or (v) material interference with the normal and customary business operations of other tenants in the Building (each, a "Design Problem")) and return the Final Space Plan to Tenant. In such event, Landlord shall require, and Tenant shall make the minimum changes necessary in order to correct the Design Problems and shall return the Final Space Plan to Landlord, which Landlord shall approve or disapprove within one (1) day after Landlord receives the revised Final Space Plan. This procedure shall be repeated until the Final Space Plan is finally approved by Landlord and written approval has been delivered to and received by Tenant. The Final Space Plan may be submitted by Tenant in one or more stages and at one or more times, and the time periods for Landlord's approval shall apply with respect to each such portion submitted.

        3.3 FINAL WORKING DRAWINGS. Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Landlord shall approve the Final Working Drawings, or such portion as has from time to time been submitted, within five
(5) days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the Final Working Drawings in order to correct any Design Problem and shall return the Final Working Drawings to Tenant. Tenant shall make the minimum changes necessary in order to correct any such Design Problem and shall return the Final Working Drawings to Landlord, which Landlord shall approve or disapprove within five (5) days after Landlord receives the revised Final Working Drawings. This procedure shall be repeated until all of the Final Working Drawings are finally approved by Landlord and written approval has been delivered to and received by Tenant.

        3.4 PERMITS. Tenant shall immediately submit the Final Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. Except for minor changes, no changes, modifications or alterations in the Final Working Drawings may be made without the prior written consent of Landlord which will be granted or denied in accordance with the procedure set forth in Section 3.3 above.

        3.5 TIME DEADLINES. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor to obtain the "Contract Cost," as that term is defined in Section 4.2 of this Tenant Work Letter, and, in that regard, shall meet with Landlord on a scheduled basis, to discuss Tenant's progress in connection with the same.


                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1 CONTRACTOR. Dinwiddie Construction is the contractor selected by Tenant and approved by Landlord ("Contractor") and such Contractor shall construct the Tenant Improvements.

        4.2 CONTRACT COST. The cost of all Tenant Improvement Allowance Items to be incurred by Tenant in


                              Exhibit B -- Page 3
connection with the construction of the Tenant Improvements may be referred to herein as the "Contract Cost."

        4.3 CONSTRUCTION OF TENANT IMPROVEMENTS BY CONTRACTOR UNDER THE SUPERVISION OF LANDLORD.

                4.3.1   OVER-ALLOWANCE AMOUNT. Intentionally Deleted.

                4.3.2 TENANT'S RETENTION OF CONTRACTOR. Tenant shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Final Working Drawings.

                4.3.3 CONTRACTOR'S WARRANTIES AND GUARANTIES. Intentionally Deleted.

                4.3.4 TENANT'S COVENANTS. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the substantial completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                4.3.5 BASE BUILDING PLANS. Landlord and Tenant acknowledge that Landlord has already delivered "as built" plans for the Base, Shell, and Core of the Building (other than the third (3rd) floor) to the Tenant ("Base Building Plans"). Landlord shall, at least one (1) week prior to the execution of the Lease, deliver the Base Building Plans for the third (3rd) floor of the Building.


                                    SECTION 5

                     COMPLETION OF THE TENANT IMPROVEMENTS;

                             LEASE COMMENCEMENT DATE

        5.1 DELAY OF COMMENCEMENT DATE. The January 15, 1999 anticipated Lease Commencement Date shall be delayed by one (1) day for each day of delay in the design and/or construction of or Tenant's move-in into the Premises that is caused by any Force Majeure Delay or Landlord Delay. No Landlord Delay or Force Majeure Delay shall be deemed to have occurred unless and until the party claiming such delay has provided written notice to the other party specifying the action or inaction that such notifying party contends constitutes a Landlord Delay or Force Majeure Delay, as applicable. If such actions or inaction is not cured or terminated within one (1) day after receipt of such notice, then a Landlord Delay or Force Majeure Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days the design and/or construction of the Tenant Improvements and/or Tenant's move-in into the Premises was in fact delayed as a direct result of such action, inaction or occurrence.

        5.2     CERTAIN DEFINITIONS.

                (a) FORCE MAJEURE DELAY. The term "Force Majeure Delay" as used in the Lease or this Tenant Work Letter shall mean any delay incurred by Tenant in the design and/or construction of its Tenant Improvements or its move-in into the Premises attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance, civil disturbance, act of public enemy, war, riot, sabotage, blockade, embargo; (2) delay due to changes in the ADA subsequent to September 1, 1998 or Base Building Plans; or (3) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rental and other charges, pursuant to the Lease).

                (b) LANDLORD DELAY. The term "Landlord Delay" as used in the Lease or this Tenant Work


                              Exhibit B -- Page 4

Letter shall mean any delay in the design and/or construction of the Tenant Improvements or Tenant's move-in into the Premises which is due to any act (wrongful, negligent or otherwise) or negligent omission of Landlord, its agents or contractors. The term Landlord Delay shall include, but shall not be limited to any: (1) delay in the giving of authorizations or approvals by Landlord; (2) Intentionally Deleted; (3) delay attributable to the interference of Landlord, its agents or contractors with the design of the Tenant Improvements or the failure or refusal of any such party to permit Tenant, its agents or contractors, reasonable access to the Building or any Building facilities or services, including freight elevators, passenger elevators, and loading docks, which access and use are required for the orderly and continuous performance of the work necessary for Tenant to complete its move-in into the Premises; (4) delay attributable to Landlord giving Tenant incorrect or incomplete Base Building Plans, or revisions made to such Base Building Plans subsequent to the delivery of such items to Tenant (collectively, "Incomplete Plans"); provided, however, that if a condition exists which causes the Base Building Plans to be incomplete or in error and such error or omission could have been discovered had Tenant (or its Contractor, Architect or project manager) conducted a visual inspection which did not require the penetration of a wall, column, floor or ceiling, then such error or omission shall not be deemed a Landlord Delay; (5) failure by Landlord in delivery of the Building in the Required Condition on or before October 1, 1998; (6) delay attributable to Landlord's failure to allow Tenant sufficient access to the Building and/or the Premises during the construction of the Tenant Improvements and/or to allow Tenant to move into the Premises over one (1) weekend; (7) delay by Landlord in administering and paying when due the Tenant Improvement Allowance (in which case, in addition to such delay being deemed a Landlord Delay, Tenant shall have the right to stop the design of the Tenant Improvements); (8) delay caused by the failure of the Base Building to comply with the ADA and all other laws applicable to new construction, disregarding variances and grandfathered rights (in which case, in addition to such delay being deemed a Landlord Delay, Landlord shall perform such work upon receipt of notice from Tenant); and (9) delays caused by the construction or completion of Landlord's Work subsequent to October 1, 1998. Notwithstanding anything to the contrary above, Tenant shall be entitled to priority use of the freight elevator to assist Tenant in the construction of the Tenant Improvements or installation of Tenant's furniture, fixtures and equipment. In the event that Landlord does not provide Tenant with such priority access or reasonable alternative elevator access, such failure shall be deemed a Landlord Delay.


                                    SECTION 6

                                  MISCELLANEOUS

        6.1 FREIGHT ELEVATORS. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises; provided, however, Tenant shall be provided priority access to the freight elevator as provided in Section 5.2(b) above.

        6.2 TENANT'S REPRESENTATIVE. Tenant has designated PMLA's Julie Buchalter and Tenant's Audry Patterson as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        6.3 LANDLORD'S REPRESENTATIVE. Landlord has designated Jennifer Choy as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        6.4     TENANT'S AGENTS. Intentionally Deleted.

        6.5 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

        6.6 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease has occurred at any time on or before the substantial completion of the Premises and while such Event of Default is continuing, (i) in addition to all other rights and remedies granted to


                              Exhibit B -- Page 5

Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

        6.7 NO MISCELLANEOUS CHARGES. Neither Tenant nor the Contractor shall be charged for, and Landlord shall provide, elevator service, parking (to the extent parking is available) and hoisting services for Tenant's architects, designers, contractors and subcontractors (including those people working on the Tenant Improvements), and during normal business hours, electricity, water, toilet facilities, HVAC, and security during the design and construction of the Tenant Improvements or during the move into the Premises. All such equipment, areas, elevators and utilities shall be made reasonably available to Tenant during the move into the Premises. The HVAC systems for the Premises shall be run continuously twenty-four (24) hours per day for seven (7) days during the week prior to the move into the Premises to flush out and purge new finish odors.

        6.8 BONDING. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be required to obtain or provide any completion or performance bond in connection with any construction, alteration, or improvement work performed by or on behalf of Tenant.

        6.9 LANDLORD CHARGE-BACKS. There shall be no Landlord charge-backs for pre-installed improvements provided by Landlord.

        6.10 BUILDING'S EMERGENCY GENERATING SYSTEM. Tenant shall not be permitted to connect to the Building's emergency generating system.

        6.11 PRESENCE OF HAZARDOUS MATERIALS. In the event that at any point in time the Premises and/or the Common Areas of the Building are determined to contain Hazardous Materials not introduced or caused to be released by Tenant that constitute a material interference with Tenant's ability to operate in the Premises or a material threat to the health and safety of occupants in the Premises, Tenant shall give notice to Landlord, to require Landlord to remove, at Landlord's sole cost and expense, all such Hazardous Materials within a reasonable time not to exceed one hundred twenty (120) days, following receipt of such notice. Any delay incurred by Tenant in the design of its Tenant Improvements or its move-in into the Premises because of the presence of Hazardous Materials not introduced or caused to be released by Tenant shall constitute a Landlord Delay.

        6.12 NO FEE TO LANDLORD. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the Tenant Improvements except as provided in Section 2.2 of this Tenant Work Letter.

        6.13 LIFE-FIRE SAFETY CODES/DISABLED ACCESS CODES/EARTHQUAKE SAFETY CODES. In the event that, because the Premises and/or the Building do not comply with current Applicable Laws which pertain to new construction, including but not limited to life-fire safety codes, disabled access codes (including, without limitation, the ADA), and/or earthquake safety codes, Tenant incurs increased design or construction costs that it would not have incurred had the Premises and/or the Building already been in compliance with the then Applicable Laws which are applicable to new construction, then such costs shall be reimbursed by Landlord to Tenant within ten (10) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such increased costs. The amount of such reimbursement shall be separate and apart from, and in addition to, the Tenant Improvement Allowance and shall not be deducted from the Tenant Improvement Allowance. Any delay in the design or construction of the Tenant Improvements or the move into the Premises because of the non-compliance of the Building and/or the Premises with the then Applicable Laws which are applicable to new construction shall constitute a Landlord Delay.

        6.14    HISTORICAL DESIGNATION. Intentionally Deleted.

        6.15 STAGING AREA. During the period prior to the Lease Commencement Date, Tenant shall have the right, without the obligation to pay Rent, to use empty space that Landlord determines is available in the Building as designated by Landlord for the purposes of storing and staging its furniture and equipment only. With respect to this free storage space, Tenant shall be responsible for providing all insurance and for providing fencing or other protective


                              Exhibit B -- Page 6
facilities as reasonably required by Landlord. Tenant shall hold Landlord harmless and shall indemnify and defend Landlord from and against any and all loss, liability or cost arising out of or in connection with use of such storage space by Tenant. At Landlord's sole option, Tenant shall be obligated to remove all of the stored materials and its fencing and other facilities within thirty
(30) days after Tenant's receipt of written notice from Landlord that such staging area is needed by Landlord for construction of another tenant's premises, in which event comparable space, to the extent available, shall be made available to Tenant as a substitute staging area.


                              Exhibit B -- Page 7

                             SCHEDULE 1 TO EXHIBIT B

                                 TIME DEADLINES

                             Intentionally Deleted.






                              Exhibit B -- Page 8

                                    EXHIBIT C

                               WILSHIRE COLONNADE
                           NOTICE OF LEASE TERM DATES


To:     Aames Financial Corporation

        Re: Office Lease dated September 15, 1998, by and between COLONNADE WILSHIRE CORP., a California corporation ("Landlord"), and AAMES FINANCIAL CORPORATION ("Tenant"), concerning Suite 200 on the second (2nd) floor, Suite 300 on the third (3rd) floor and Suite 630 on the sixth (6th) floor of the Office Building located at 3731 Wilshire Boulevard, Los Angeles, California.

Gentlemen:

        In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of ________________ for a term of _______________ ending on _______________.

        2.      That in accordance with the Lease, Rent commenced to accrue on
                ___________________________

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ______________________________________ at
                ____________________________________________.

        5. The exact number of rentable square feet within the Premises is _______ square feet.


                              Exhibit C -- Page 1

        6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

                                        "Landlord":

                                        COLONNADE WILSHIRE CORP.

                                        By:
                                            ------------------------------------

                                            Its:
                                                 -------------------------------


Agreed to and Accepted as of _____________________, 19__.

"Tenant":

AAMES FINANCIAL CORPORATION,
a Delaware corporation


By:
   ------------------------------------

   Its:
       --------------------------------

By:
   ------------------------------------

   Its:
       --------------------------------

                              Exhibit C -- Page 2

                                    EXHIBIT D

                               WILSHIRE COLONNADE

                              RULES AND REGULATIONS


     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. Landlord may not modify, change, amend or enforce these Rules and Regulations to the extent same unreasonably interfere with Tenant's conduct of its normal and customary business office operations. To the extent any provision of the Lease is contrary to the Rule and Regulations, the provisions of the Lease shall control.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

     4. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case.

     5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant's use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. - 9:00 a.m., 11:30 a.m. - 1:30 p.m. and 4:30 p.m. - 6:30 p.m.

     6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

     7. The requirements of Tenant will be attended to only upon application at the Office of the Building or


                              Exhibit D -- Page 1
at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

     9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.

     10. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained which consent shall not be withheld unless a Design Problem exists or delayed. Notwithstanding the foregoing, Tenant may hang pictures within the Premises without Landlord's consent.

     11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord which consent shall not be unreasonably withheld or delayed.

     12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

     13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed and except as specifically provided in the Lease.

     14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

     16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

     17. Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord which consent shall not be unreasonably withheld or delayed. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

     18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

                              Exhibit D -- Page 2

     20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system and shall refrain from attempting to adjust any controls; provided, that if Tenant has its own HVAC system, Tenant shall be permitted to adjust the same.

     21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     22.  Intentionally omitted.

     23. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

     24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

     25. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord which approval shall not be withheld unless a Design Problem exists.

     26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     27. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

     28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

     29. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

     30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

     31. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed


                              Exhibit D -- Page 3
to abide by them as a condition of its occupancy of the Premises.





                              Exhibit D -- Page 4

                                    EXHIBIT E

                               WILSHIRE COLONNADE

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE


     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of September 15, 1998 and between WILSHIRE COLONNADE CORP., a California corporation, as Landlord, and the undersigned as Tenant, for Premises on the 2nd, 3rd and 6th floors of the Office Building located at 3731 Wilshire Boulevard, Los Angeles, California certifies as follows:


     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
____________________________________.

     3. The Lease is in effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     5. No modification of the documents contained in Exhibit A or prepayment of any amounts owing under the Lease to Landlord in excess of thirty (30) days shall be binding on Landlord's mortgagee without the prior written consent of Landlord's mortgagee.

     6.   Base Rent became payable on _________________________________________.

     7.   The Lease Term expires on ___________________________________________.

     8. To the best of Tenant's knowledge, without a duty to investigate, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

     10. To the best of Tenant's knowledge, without a duty to investigate, as of the date hereof, there are no existing defenses or offsets except as specifically provided in the Lease that the undersigned has, which preclude enforcement of the Lease by Landlord.

     11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _____________________________. The current monthly installment of Base Rent is $___________________.

     12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

                              Exhibit E -- Page 1

     13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     Executed at __________________ on the _____ day of ______________________,
19__.

                                        "Tenant":

                                        AAMES FINANCIAL CORPORATION,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------

                                            Its:
                                                 -------------------------------


                                        By:
                                            ------------------------------------

                                            Its:
                                                 -------------------------------

                              Exhibit E -- Page 2

                                    EXHIBIT F

                               WILSHIRE COLONNADE

                       CONSTRUCTION RULES AND REGULATIONS







                              Exhibit F -- Page 1

                                  OFFICE LEASE







                               WILSHIRE COLONNADE

                            COLONNADE WILSHIRE CORP.,
                            a California corporation,

                                  as Landlord,


                                       and


                          AAMES FINANCIAL CORPORATION,
                             a Delaware corporation,

                                   as Tenant.

                               WILSHIRE COLONNADE

                       SUMMARY OF BASIC LEASE INFORMATION

     The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building described in Section 6.1 of this Summary (the "Building"). Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
(References are to
the Office Lease)                 DESCRIPTION

1.   Date: September 15, 1998.

2.   Landlord: COLONNADE WILSHIRE CORP., a California corporation

3.   Address of Landlord (Section 29.19):
     c/o Insignia/ESG, Inc.
     3701 Wilshire
     Boulevard, Suite 407
     Los Angeles, California 90010
     Attention: Property Manager

4.   Tenant: AAMES FINANCIAL CORPORATION, a Delaware corporation

5.   Address of Tenant:
     350 South Grand Avenue, Suite 5100
     Los Angeles, California 90071
     Attention: General Counsel
     (Prior to Lease Commencement Date)

     and:

     3731 Wilshire Boulevard, Suite 300
     Los Angeles, California 90010
     Attention: General Counsel
     (After Lease Commencement Date)

     with a copy to:

     Pillsbury Madison & Sutro LLP
     725 S. Figueroa Street, Suite 1200
     Los Angeles, California 90017
     Attention: Michael E. Meyer, Esq.

     and

     Cushman Realty Corporation
     2121 Avenue of the Stars, Suite 2400
     Los Angeles, California 90067
     Attention: Mr. John McRoskey

6.   Building and Premises (Article 1):
     6.1  Building      The office building located at 3731 Wilshire Boulevard, Los Angeles, California.

     6.2  Premises      A total of approximately 39,001 rentable square feet of space comprised of approximately 18,392 rentable square feet of space located on the second (2nd)
                        floor of the Building, commonly known as Suite 200, approximately 18,528 rentable square feet of space located on the third (3rd) floor of the Building, commonly known as Suite 300, and approximately 2,081 rentable square feet of space located on the sixth (6th) floor of the Building, commonly known as Suite
                        630, as shown on the floor plan attached hereto as Exhibit A.

7.   Term (Article 2):

     7.1  Lease Term:                Ten (10) years, with two (2), five (5) year options to extend.

     7.2  Lease Commencement Date:   The earlier of (i) the date Tenant commences business in the Premises, and (ii)
                                     ninety (90) days after Landlord delivers the Premises to Tenant for construction of the Tenant Improvements, as such date may be extended for Force Majeure
                                     Delays and Landlord Delays (as defined in the Work Letter attached to this Lease as Exhibit B.)


     7.3  Lease Expiration Date:     The last day of the month in which the 10th anniversary of the Lease
                                     Commencement Date occurs.


8.   *Base Rent (Article 3):

                                                  Monthly
                                 Monthly        Rental Rate
                  Annual       Installment      per Rentable
Lease Months     Base Rent     of Base Rent     Square Foot
------------     ---------     ------------     -----------
 1 through 24    $936,024.00    $78,002.00          $2.00
25 through 84    $655,216,80    $54,601.40          $1.40
85 through 120   $748,819.20    $62.401.60          $1.60


9.   Additional Rent
     (Article 4).

     9.1  Base Year:                         Calendar year 1999.

     9.2 *Tenant's Share of
          Direct Expenses for
          the Project:                       Approximately 10.66%.

     *    Such numbers are subject to remeasurement pursuant to Section 1.3.

10.  Security Deposit
     (Article 21):       Landlord is currently holding Tenant's security deposit in the amount of
                         $63,208.90 under certain prior existing lease(s) by and between Landlord and
                         Tenant and shall continue to hold

                         such amount as the Security Deposit hereunder.
11.  Parking Spaces
     (Article 28):       Tenant shall have the right to rent (a) up to two hundred (200) unreserved parking spaces in the Building Parking Facility (at a discount rate, during the initial Lease Term only, of twenty percent (20%) off the rate established by
                         Landlord for the Building Parking Facility from time to time, and (b) to the extent such parking spaces are available, as determined by Landlord, up to one hundred (100) additional unreserved parking spaces in the Building Parking
                         Facility (at such rate as is established by Landlord for the Building Parking
                         Facility from time to time; provided, however, that to the extent available,
                         Tenant shall be permitted to rent all or any portion of such additional one hundred (100) spaces that are not available in the Building Parking Facility in the parking structure located on Serrano Avenue.

12.  Brokers (Section 29.25):      Insignia/ESG, Inc.
                                   3701 Wilshire Boulevard, Suite 407
                                   Los Angeles, California 90010

                                   Cushman Realty Corporation
                                   2121 Avenue of the Stars
                                   Los Angeles, California 90067-5010

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

                                        "Landlord":

                                        COLONNADE WILSHIRE CORP.,
                                        a California corporation

                                        By: Insignia/ESG, Inc.,
                                            Agent


                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------


                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------


                                        "Tenant":

                                        AAMES FINANCIAL CORPORATION,
                                        a Delaware corporation


                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------

                                            By:
                                                --------------------------------

                                                Its:
                                                     ---------------------------

                               WILSHIRE COLONNADE
                                TABLE OF CONTENTS

ARTICLE           SUBJECT MATTER                                         PAGE
-------           --------------                                         ----
ARTICLE 1 - REAL PROPERTY, BUILDING AND PREMISES.........................  1

ARTICLE 2 - LEASE TERM...................................................  2

ARTICLE 3 - BASE RENT....................................................  4

ARTICLE 4 - ADDITIONAL RENT..............................................  4

ARTICLE 5 - USE OF PREMISES.............................................. 14

ARTICLE 6 - SERVICES AND UTILITIES....................................... 14

ARTICLE 7 - REPAIRS...................................................... 16

ARTICLE 8 - ADDITIONS AND ALTERATIONS.................................... 17

ARTICLE 9 - COVENANT AGAINST LIENS....................................... 19

ARTICLE 10 - INSURANCE................................................... 19

ARTICLE 11 - DAMAGE AND DESTRUCTION...................................... 21

ARTICLE 12 - NONWAIVER................................................... 24

ARTICLE 13 - CONDEMNATION................................................ 24

ARTICLE 14 - ASSIGNMENT AND SUBLETTING................................... 25

ARTICLE 15 - SURRENDER OF PREMISES; OWNERSHIP
                  AND REMOVAL OF TRADE FIXTURES.......................... 28

ARTICLE 16 - HOLDING OVER................................................ 28

ARTICLE 17 - ESTOPPEL CERTIFICATES....................................... 28

ARTICLE 18 - SUBORDINATION............................................... 29

ARTICLE 19 - DEFAULTS; REMEDIES.......................................... 30

ARTICLE 20 - COVENANT OF QUIET ENJOYMENT................................. 33

ARTICLE 21 - SECURITY DEPOSIT............................................ 33

ARTICLE 22 - SUBSTITUTION OF OTHER PREMISES.............................. 33

ARTICLE 23 - DIRECTORY BOARD............................................. 34

ARTICLE 24 - COMPLIANCE WITH LAW......................................... 34

ARTICLE 25 - LATE CHARGES................................................ 34

ARTICLE 26 - LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT........ 35

ARTICLE 27 - ENTRY BY LANDLORD........................................... 35

ARTICLE 28 - TENANT PARKING.............................................. 36

ARTICLE 29 - FIRST OFFER RIGHT........................................... 36

ARTICLE 30 - MISCELLANEOUS PROVISIONS.................................... 37


                                    EXHIBITS

A - OUTLINE OF PREMISES
B - TENANT WORK LETTER
C - FORM OF NOTICE OF LEASE TERM DATES
D - RULES AND REGULATIONS
E - FORM OF TENANT'S ESTOPPEL CERTIFICATE
F - CONSTRUCTION RULES AND REGULATIONS


                                      -ii-